                                                                     Exhibit A



                        DIRECTORS AND EXECUTIVE OFFICERS

Name and Business Address                   Citizenship         Position and Occupation
-------------------------                   -----------         -----------------------
Kristian Siem                                  Norway       Chairman and Chief Executive Officer
The Hopemount Shipping Co. Ltd.                             of Siem Industries Inc., Chairman and
1 Derry Street                                              Vice-President of Siem Drilling Ltd.,
London W8X 5NN England                                      Chairman of the Boards of Det
                                                            Sondenfjelds-Norske Dampskibsselskab
                                                            ASA, NCL Holding ASA and Norwegian
                                                            Cruise Line Limited and a director on
                                                            the boards of Transocean Offshore
                                                            Inc., Invesco Blue Chip Trust plc,
                                                            Lambert Fenchurch Group Plc and Ivar
                                                            Holdings ASA.

Frank Capstick                                 Bermuda      Director and President of Siem
Cedar House                                                 Industries Inc. and Director and
41 Cedar Avenue                                             President of Siem Drilling Ltd.
Hamilton, HM-12, Bermuda

Douglas Molyneux                               Bermuda      Director of Siem Drilling Ltd.;
Appleby, Spurling & Kempe                                   attorney and barrister, Appleby,
Cedar House                                                 Spurling & Kempe.
41 Cedar Avenue
Hamilton, HM EX, Bermuda

Thor Jorgensen                                 Norway       Director of Siem Industries Inc. and
                                                            Managing Director of Siem Offshore
                                                            AS.

M.D. Moross                                     U.K.        Director of Siem Industries Inc. and a
7 Prince's Gate                                             private investor. Mr. Moross is the
London SW7 1QL England                                      father-in-law of Kristian Siem.

Barry W. Ridings                                U.S.        Director of Siem Industries Inc.,
BT Alex. Brown Incorporated                                 Managing Director of BT Alex. Brown
1290 Avenue of Americas                                     Incorporated and a director on the
10th Floor                                                  boards of Transcor Waste Services
New York, New York  10104                                   Inc., SubMicron Systems Corporation,
                                                            Noodle Kidoodle, Inc., New Valley
                                                            Corporation and Telemundo Group,
                                                            Inc., Search Financial Services, Inc.
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                                      A-1
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                    DIRECTORS AND EXECUTIVE OFFICERS, CONT'D

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
Name and Business Address                   Citizenship         Position and Occupation
-------------------------                   -----------         -----------------------
Carol Summers                                  Bermuda      Secretary of Siem Drilling Ltd.
Cedar House
41 Cedar Avenue
Hamilton, HM EX, Bermuda

Michael Delouche                                U.S.        Treasurer of Siem Drilling Ltd. and
801 Travis Street, Suite 2100                               Secretary and Controller of Siem
Houston, Texas  77002                                       Industries Inc.
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